EXHIBIT 10.2



                        Purchase Agreement
                        ------------------

             Corsicana Field - Navarro County, Texas


Gentlemen:

This letter when executed by all parties shall produce a "Purchase Agreement" evidenced under the terms and conditions outlined below, by which RPMJ Corporate Communications LTD of 7 Magnolia Place, Osoyoos, B.C. Canada ("RPMJ") and 658111 B.C. LTD of 16403 87th St. Osoyoos, B.C. Canada (658111) shall acquire certain assets and rights, outlined below, obtained by American
Stellar Energy, Inc. ("AMRS") with regards to Corsicana Field   Navarro
County, Texas. The effective date of the sale shall be August 31st, 2005.

Assets & Rights:
---------------

History Description:     AMRS and KKPT has heretofore obtained from Texas
M.O.R. ("TMOR") previously Spartan General Partners, a Farm-out of 1,000 acres of held-by-production leases (the "Farmout") with the right to drill and earn an undivided ninety percent (90%) interest in the Farmout lands, carrying TMOR for a 10% interest in each well. Upon performance of the terms set forth below, AMRS agrees to sells its 45% Working Interest in the Farmout leases as more thoroughly described below.

Asset Description:
-----------------

     1. A 45% Working Interest, delivering a 33.3% Net Revenue Interest earned under the terms of the Farmout Agreement, summarized above.

     2. AMRS's percentage of all assets that have been paid for, or earned, during the course of the Farmout Agreement, that would, to date, be the property of AMRS.

     3. AMRS's interest in any revenue derived from the sale of any production produced after September 1st, 2005 on the Corsican Farm-out, less AMRS's proportionate share of operating costs and production taxes.

     4. Copies of all agreements covering any rights or obligations considered under this Purchase Agreement.

     5. Cooperation with regards to the transferring of rights and assets considered under this agreement.

ALL PROPERTIES ARE OFFERED AND WILL BE SOLD "AS IS", WITHOUT WARRANTY EXPRESS OR IMPLIED IN FACT OR BY LAW, WHETHER OF TITLE, OPERATING CONDITION, SAFETY, COMPLIANCE WITH GOVERNMENTAL REGULATIONS, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSES, ENVIRONMENTAL OR OTHER CONDITION OR OTHERWISE. ALL WELLS, PERSONAL PROPERTY, MACHINERY, EQUIPMENT AND FACILITIES THEREIN, THEREON AND APPURTENANT THERETO ARE TO BE CONVEYED BY SELLER AND ACCEPTED BY BUYER PRECISELY AND ONLY "AS IS, WHERE IS".

ALL DESCRIPTIONS, INFORMATION AND OTHER MATERIALS ("DATA") FURNISHED BY SELLER, ARE FURNISHED SOLELY FOR CONVENIENCE PURPOSES AND ANY RELIANCE ON OR USE OF SUCH DATA IS AT BUYER'S SOLE RISK. AMERICAN STELLAR MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, AS TO THE ACCURACY OR CORRECTNESS OF SUCH DATA OR AS TO THE QUALITY OR QUANTITY OF HYDROCARBON RESERVES, IF ANY ATTRIBUTABLE TO THE PROPERTIES, OR THE ABILITY OF ANY PROPERTY TO PRODUCE HYDROCARBONS.


Purchase Price:
---------------

The total purchase price for the Interests and assets outlined above will be $175,000.00 (One hundred and seventy five thousand dollars) paid for under the following terms and conditions;

     1) $75,000.00 (Seventy five thousand dollars) due on September 1st,2005
     2) $50,000.00 (Fifty-Eight thousand dollars) due on September 20th , 2005
     3) $50,000.00 (Fifty-Eight thousand dollars) due on October 20th, 2005

All payments shall be made by wire no later then the dates outlined above. All payments shall be applied towards the total purchase price, as outlined above. Should Buyer not make the required payments on the dates outlined above, a cure period of three (3) business days shall be allowed to remedy any default under the terms of the purchase agreement. If the default is not remedied within the three (3) business day cure period, an acceleration of all outstanding payments due under the purchase agreement shall become due and payable within ten business days of the end of the cure period. If payment is not received by the end of the ten day period, the Assets & Rights outlined above shall revert back to American Stellar Energy, Inc.

Payment instructions are included below:

Wiring Instructions

Bank of America
18 Blanchard Circle
Wheaton, IL 60187                 American Stellar Energy, Inc.
630-384-3925 Phone                2162 Acorn Court
                                  Wheaton, IL 60148
Routing Number = 071000039        U.S.A

For the account of:

American Stellar Energy, Inc.

Account Number = <redacted>


Associated Obligations:
----------------------

     4. RPMJ & 658111 shall enter into a mutually acceptable Operating Agreement based on the AAPL 610-1989 form, naming Armen, or its designee, as Operator.

     5. RPMJ & 658111 shall not assign its rights to this Agreement without the prior written consent of the JV Partners, which consent shall not be unreasonably with held.

     6. Should RPMJ & 658111 desire to sell all or any part of its interests earned under or wells drilled pursuant to this Agreement, it shall promptly give written notice to the JV Partners, with full information concerning its proposed disposition, which shall include the name and address of the prospective transferee (who must be ready, willing and able to purchase), the purchase price, a legal description sufficient to identify the property, and all other terms of the offer. The JV Partners shall then have a preferential right, for a period of fifteen (15) days after the notice is delivered, to purchase RPMJ & 658111's interest for the stated consideration on the same terms and conditions for the interest RPMJ & 658111 proposes to sell plus 5%.

If the foregoing adequately sets out your understanding of our agreement, please indicate so by signing in the space provided for below and returning one copy of this letter so executed to the undersigned.


Agreed to and Accepted this
31st day of August, 2005.

American Stellar Energy, Inc.           RPMJ Corporate Communications LTD

Signed: /s/ Francis R. Biscan Jr.       By:    /s/ Robert Shull
Print: Francis R. Biscan Jr.            Name:  Robert Shull
Title: President                        Title: President

658111 B.C. LTD

Signed: /s/ Leo Shull
Print:  Leo Shull
Title:  President